American Community Bancshares, Inc. Ryan Beck Financial Institutions Investor Conference Exhibit 99.1

Forward-looking Statements
This presentation may contain, in addition to historical
information, various “forward looking statements” that represent our judgment concerning the future and are subject to risks and uncertainties that could cause American Community’s actual
operating results and financial position to differ materially from those projected in the forward looking statements.  Such forward looking statements can be identified by the use of forward looking terminology, such as “may,” “will,” “expect,” “anticipate,” “esti mate,” or “continue” or the negative thereof or other variations thereof or comparable terminology.  We caution that any such forward looking statements are further qualified by important factors that could cause American Community’s actual operating results and financial position to differ materially from the forward looking statements.

Our Market Area
Our primary markets include the greater Charlotte area which is part of the Piedmont region of
North and South Carolina. Our strategy has been to develop our branch network in the growing communities that have been benefiting from the economic growth in the Charlotte area.
Union County, NC
Population of 151,000 – Monroe (pop. 29,000) is the largest city
2nd fastest growing county in North Carolina (second only to the Research Triangle area)
Located 25 miles east of Charlotte
Mecklenburg County, NC
Population of 801,000 – Charlotte (pop. 594,000) is the State’s largest city and the second largest financial center in the country behind New York City
Charlotte has consistently been one of the fastest growing areas in the Southeast and is ranked
21st
in US population
Cherokee County, SC
Population of 54,000
Population growth estimated to be approximately 4%
York County, SC
Population of 170,000
2nd fastest growing county in South Carolina
Located 25 miles south of Charlotte

Branch Map
Cleveland
Cabarrus
Rutherford
Gaston
Burke
Anson
Stanly
Rowan Iredell
Catawba
Lincoln
Mecklenburg
Union
Cherokee
Chesterfield
Lancaster
Chester
Union
York
Gaffney
Charlotte
Gastonia
I 74
I 74
I-85
I-77
US74

Management and Board Profile
Management team comprised of seasoned bankers
Average age – 50
Average years in banking – 24
Board of directors with strong area ties and diverse
backgrounds
Backgrounds in relevant fields - Public Accounting, Commercial
Banking, Real Estate, Mortgage Banking, and Insurance – brings relevant perspective to the board room
Community ties lead to business referrals for the bank

Business Plan and Philosophy
Due to bank consolidation and economic growth, we believe a need exists in our marketplace for a locally based financial services provider focused on individuals and small to med.-sized businesses
We believe it takes a combination of a good location and good people to be successful in building and expanding our franchise.
We plan to continue to develop a branch network in growing
markets within our geographic region.
Our strategy has been to open new branches only after we have identified a local banker with a loyal following of loan and deposit customers.

ACBA Investment Highlights
Announced record earnings for the nine months ended September 30, 2005 of $3.3 million.  Annualized nine months earnings for 2005 represents a 60% increase in after tax earnings over 2004.
Increased earnings per share by 29% for the nine months ended September 30, 2005 to
$.76 per share from $.59 for the nine months ended September 30, 2004 despite a 24%
increase in weighted average shares outstanding.
Surpassed $440 million in assets, ending the third quarter at $443.2 million, an increase of 18% from same quarter in the prior year.
Bolstered stockholders’ equity by raising $10.0 million through the exercise of warrants in April 2005.
Opened new facilities in the South End area of Charlotte and the Tega Cay area of
York County South Carolina.
Initiated a quarterly dividend program beginning with a dividend of $.05 per share.

Operating Results – Net Income
$1,388
$2,743
$746
$3,299
($108)
$1,300
$746
($108)
$1,218
$2,195
$4,360
$5,241
($500)
$500
$1,500
$2,500
$3,500
$4,500
$5,500
2000 2001 2002 2003 2004 9 months
ended 9/30/05
After tax Pre-tax

Operating Results – Diluted Earnings per Share
($0.07)
$0.42
$0.51
$0.48
$0.75
$0.76
-$0.20
-$0.10
$0.00
$0.10
$0.20
$0.30
$0.40
$0.50
$0.60
$0.70
$0.80
$0.90
2000 2001 2002 2003 2004 9 months ended
9/30/05

Operating Results – Net Interest Margin 4.28% 3.82% 4.17% 3.16% 3.26% 3.42% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 2000 2001 2002 2003 2004 9 mos ended 09/30/05* *Annualized

Operating Results – Return on Average Equity 5.82% -0.95% 6.55% 5.91% 8.50% 9.90% -2.00% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 2000 2001 2002 2003 2004 9 months ended 09/30/05* *Annualized

Balance Sheet Growth Compound Annual Growth Rates Since December 31, 2000 Assets 27% Loans 26% Deposits 25% Equity 34%

Loan Mix as of 09/30/05 Real Estate 56% Business 24% Agricultural 4% Leases 5% Consumer 10% Other 1% 60% of the portfolio is floating rate tied to prime Construction -Speculative /A&D 5%

Core Deposit Growth Core Deposits as a % of Total Deposits * 41% 40% 37% 30% 32% 27% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 2000 2001 2002 2003 2004 9/30/2005 * Core deposits=DDA, MM, Savings and NOW

Market Competition
1,069,000,000 Bank of Granite
168,953,000,000 SunTrust
19,233,000,000 RBC Centura
161,000,000 Scottish Bank
276,000,000 First Trust
409,000,000 American Community
4,633,000,000 First Charter
14,023,000,000 First Citizens
105,835,000,000 BB&T
511,840,000,000 Wachovia
$1,246,330,000,000 Bank of America
Asset Size Competitor

What Has Made ACB Successful? It’s all about the people “…hit ‘em where they ain’t”¹ Small business focus Local decision making Great markets 1 Willie Keeler - 1897

Why We Are a Great Buy
Selling at a 20% discount to last twelve months earnings per share
Selling at a 20% discount to 2006 estimated earnings per share
Selling at a 20% discount to price/book value
Selling at a 14% discount to price/tangible book
Versus Peer Banks
Source: Steve Delaney – Ryan Beck

American Community Bancshares, Inc. Ryan Beck Financial Institutions Investor Conference